UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2008

K's Media

(Exact name of registrant as specified in its charter)

Nevada	000-52760	75-3263792
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

10/F Building A, G.T. International Tower, ChaoYang District, Beijing, China

Address of Principal Executive Offices)

86-10-5921-2230

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement; Item 3.02 Unregistered Sales of Equity Securities

Effective July 17, 2008, the "Company" completed the sale of 1,666,667 units of its securities (the "Units"), with each Unit consisting of (a) one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), (b) a warrant to purchase one share of Common Stock at a purchase price of $6.00 per share of Common Stock (the "Group A Warrant"), and (c) a warrant to purchase one share of Common Stock at a purchase price of $9.00 per share of Common Stock (the "Group B Warrant"), for a purchase price of $3.00 per Unit. The aggregate proceeds from the sale of the Units, prior to expenses incurred in connection with the offer and sale of the Units, was $5,000,000.00. The Company sold the Units to a single investor pursuant to applicable exemptions from registration under the Securities Act of 1933, as amended, and the offering of the Units has now terminated. The Company expects to use the net proceeds from the sale of the Units for working capital and general corporate purposes.

The Group A Warrant has an exercise price of $6.00 per share, is exercisable for a five-year period commencing on July 17, 2008, and is exercisable to purchase 1,666,667 shares of Common Stock in the aggregate. In the event the Company issues Common Stock or certain Common Stock derivatives during the six month period following the issuance of the Class A Warrant, excluding specified excluded shares, at a purchase price or conversion or exercise price, as applicable, less than $3.00 per share of Common Stock, the Company must either, at its option (a) repurchase the Units at a repurchase price of $3.00 per Unit issued, or (b) reduce the exercise price of the Group A Warrant (but not the number of shares of Common Stock issuable upon exercise of the Group A Warrant) on a weighted-average basis, in accordance with the formula set forth in the Group A Warrant. The Group A Warrant is also subject to proportional adjustment for stock splits, stock dividends, recapitalizations, reclassifications, and similar corporate events. The Group A Warrant may not be exercised on a cashless basis.

The Company may redeem the Group A Warrant at its option at a price of $0.05 if the closing bid price of the Company's Common Stock on the primary exchange on which it is traded exceeds $8.00 per share for a period of 20 consecutive trading days, provided that the Company's redemption right will not be in effect during any period during which the Company does not have in place an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), registering the shares of Common Stock issuable upon exercise of the Group A Warrant.

The Group B Warrant is exercisable to purchase 1,666,667 shares of Common Stock.  The terms of the Group B Warrant is identical to the Group A Warrant, except that the exercise price is $9.00 per share of Common Stock, and the price per share of Common Stock implicating the Company's repurchase rights is $12.00 per share.

The Units, including the shares of Common Stock and Group A Warrant and Group B Warrant included therein, were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Rule 506 of Regulation D ("Regulation D"), promulgated pursuant to Section 4(2) of the Securities Act, Regulation S promulgated under the Securities Act, and Section 4(6) of the Securities Act. The Company based such reliance upon representations made by the purchaser of the Units to the Company regarding such purchaser's investment intent, sophistication, and status as an "accredited investor," as defined in Regulation D, and on the investor's representations as to its residency and the offshore purchase of the Units, among other things. The Units, including the shares of Common Stock and Group A Warrant and Group B Warrant included therein, and the shares of Common Stock issuable upon exercise of the Group A Warrant and Group B Warrant, may not be offered or sold in the United States absent registration pursuant to the Securities Act or an applicable exemption from the registration requirements of the Securities Act. The share certificates for the Common Stock and the Group A Warrant and Group B Warrant bear restrictive legends permitting the transfer of the securities only in compliance with applicable securities laws.

Item 7.01    Regulation FD Disclosure

On July 18, 2008 the Company issued a press release announcing the closing of the sale of the Units. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1 furnished herewith, shall be deemed not to be "filed" for purposes of Section 18 of the Securities Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)             Exhibits.

Exhibit
Number               Description

10.6	Subscription Agreement dated July 18, 2008 between the Company and the purchaser of the Units.

10.7	Form of Group A Warrant to purchase Common Stock.

10.8	Form of Group B Warrant to purchase Common Stock.

99.1	Press release dated July 18, 2008 announcing completion of the offering of Units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K's Media

Date: July 18, 2008	By:	/s/ Ke Wang
Name: Ke Wang
Title: Chairman